UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2017

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting, held on January 5, 2017, three proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on November 28, 2016 (the “Proxy Statement”) in connection with the 2016 Annual Meeting and summarized below.

A final voting report was produced by Broadridge Financial Solutions, Inc., the independent inspector of election for the 2016 Annual Meeting, certifying the following results on the three proposals:

Proposal 1                                                The stockholders elected all nine director nominees to serve as members of the Company’s board of directors until the Company’s 2017 Annual Meeting of Stockholders.

Name	For	Withheld	Abstain	Broker Non-Votes
Alan R. Batkin	36,079,638	718,533	17,371	2,609,004
Ann E. Berman	36,559,252	239,236	17,054	2,609,004
Charles M. Diker	35,380,416	1,416,432	18,694	2,609,004
Mark N. Diker	35,535,474	1,262,331	17,737	2,609,004
Anthony B. Evnin	36,446,941	343,714	24,887	2,609,004
Laura L. Forese	36,556,963	241,138	17,441	2,609,004
George L. Fotiades	36,539,534	250,734	25,274	2,609,004
Jorgen B. Hansen	36,187,104	610,997	17,441	2,609,004
Ronnie Myers	36,563,596	234,505	17,441	2,609,004

Proposal 2                                            The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
35,638,918	1,149,828	26,796	2,609,004

Proposal 3                                            The stockholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 31, 2017.

For	Against	Abstain	Broker Non-Votes
38,745,700	668,327	10,519	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Jorgen B. Hansen
Jorgen B. Hansen
President and Chief Executive Officer

Date: January 10, 2017